Exhibit 99.1

Brooks Automation, Inc. 15 Elizabeth Drive Chelmsford, MA 01824	Tel (978) 262-2400 Fax (978) 262-2500 www.brooks.com
FOR IMMEDIATE RELEASE
Contact:
Mark Chung
Director of Investor Relations
Brooks Automation, Inc.
Telephone: (978) 262-2459
mark.chung@brooks.com

Brooks Automation to Restate Past Periods Related to Certain Stock Option Grants
CHELMSFORD, Mass., May 11 — Brooks Automation, Inc. (Nasdaq: BRKS) today announced an update concerning the review into past stock option grants being conducted by a special committee of its board of directors. The review is not complete.
Based on a report on May 10, 2006 from the special committee concerning the work done to date, the Company will be required to correct certain SEC filings, including particularly its financial statements contained in filings for some or all of the periods commencing in fiscal 1999 and ending in fiscal 2005. In light of the pending restatement, these financial statements, reported in SEC filings and elsewhere, and all earnings press releases and similar communications issued by the Company relating to fiscal years 1999 through 2005, should not be relied upon.
The Company believes that it accounted for certain matters concerning stock options incorrectly, and as a result recognized less compensation expense than it should have in periods prior to fiscal 2006. Based on the work done to date, the Company has not concluded whether there will be any errors that affect financial statements for fiscal 2006 or whether it made material accounting errors with respect to stock option grants made after fiscal 2002. The Company is in the process of determining the impact of the errors and evaluating the impact of this matter on its system of internal controls.
The Company has discussed its conclusions with its independent registered public accounting firm.
The Company also announced that it filed with the SEC a Form 12b-25 that states that it did not timely file its Form 10-Q for the period ending March 31, 2006. The Company expects to file the Form 10-Q for the period ending March 31, 2006 as soon as is practical after the special committee’s review is complete.
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware, software and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks’ products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.

Warning Concerning Forward-Looking Statements
This release contains projections or other forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. These are considered “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 and are made pursuant to the safe harbor provisions of that Act. These forward-looking statements include the Company’s expectations concerning the likelihood of a restatement, and its expectations concerning the period that may be impacted by any restatement. Investors are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results as a result of various important factors, including the fact that the special committee’s review is not complete and that the Company will not be able finally to determine the nature or extent of any restatement until the investigation is completed. In addition, the forward-looking statements included in this press release represent the Company’s views as of May 11, 2006. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 11, 2006.
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